                                                                   EXHIBIT 10.15


                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of February 7, 2002 is entered into by and between Gregory S. Stanger ("Employee") and Expedia, Inc., a Washington corporation (the "Company").

          WHEREAS, Employee is currently serving as the Chief Financial Officer of the Company;

          WHEREAS, USA Networks, Inc. ("USAi"), the Company, Taipei, Inc., and Microsoft Corporation have entered into an Agreement and Plan of Recapitalization and Merger dated as of July 15, 2001 as amended August 21, 2001 (the "Transaction Agreement"), which contemplates the merger of the Company with and into Taipei, Inc. to be effective as of the Effective Time (as defined in the Transaction Agreement);

          WHEREAS, the Board of Directors of the Company (the "Board") desires to provide for the employment of Employee from and after the date upon which the Effective Time occurs (the "Effective Date"), and Employee is willing to commit himself to serve the Company and its subsidiaries and affiliates, on the terms and conditions herein provided;

          WHEREAS, the Company and Employee are parties to a Term Sheet dated as of July 15, 2001 as amended as of August 22, 2001 (the "Term Sheet"), that contemplates the execution by and between the parties prior to the Effective Time of a long-form employment agreement consistent with the terms thereof;

          WHEREAS, in order to effect the foregoing, the Company and Employee wish to enter into an employment agreement on the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Employee and the Company have agreed and do hereby agree as follows:

1A.   EMPLOYMENT. The Company agrees to continue to employ Employee as Senior
      ----------
Vice President, Chief Financial Officer of the Company, commencing upon the Effective Date, and Employee accepts and agrees to such employment. During Employee's employment with the Company, Employee shall perform all services and acts necessary or advisable to fulfill the duties and responsibilities as are commensurate and consistent with Employee's position and shall render such services on the terms set forth herein. During Employee's employment with the Company, Employee shall report directly and exclusively to the Company's Chief Executive Officer. Employee shall have such powers and duties with respect to the Company as may reasonably be assigned to Employee by the Company's Chief Executive Officer, to the extent consistent with Employee's position and status. Employee agrees to devote all of Employee's working time, attention and efforts to the Company and to perform the duties of Employee's position in accordance with the Company's policies as in effect from time to time. Employee's principal place of employment shall be the Company's offices located in the Seattle, Washington metropolitan area.

2A.  TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence upon
     -----------------
the Effective Date and continue for a period of three years, unless sooner terminated in accordance with the provisions of Section 1 of the Standard Terms and Conditions attached hereto. Effective as of the date hereof, this Agreement shall replace and supercede the Term Sheet, and the Term Sheet shall be of no further force and effect.

3A.  COMPENSATION.
     ------------

     (a)   BASE SALARY. During the Term, the Company shall pay Employee an
           -----------
annual base salary of $175,000 (the "Base Salary"), payable in equal biweekly installments or in accordance with the Company's payroll practice as in effect from time to time. For all purposes under this Agreement, the term "Base Salary" shall refer to Base Salary as in effect from time to time.

     (b)   BONUS. During the Term, Employee shall be eligible to receive an
           -----
annual bonus equal to 100% of his Base Salary, payable 50% in cash and 50% in options to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock") under a USAi company-wide policy in a manner consistent with similarly situated executives of USAi and its subsidiaries, based on the achievement of agreed-upon Company budget goals.

     (c)   EQUITY AWARDS. (i) In consideration of Employee's entering into this
           -------------
Agreement and as an inducement to continue in the employ of the Company, Employee shall be granted on the Effective Date under the Company's 2001 Stock Option Plan a non-qualified stock option (the "Option") to purchase 50,000 shares of the Company's Common Stock, subject to the approval of the Compensation Committee of the Board (the "Compensation Committee"). The exercise price per share of the Option shall be the closing sales price of the Common Stock (or the closing bid, if no sales are reported) on the NASDAQ Stock Market on the last market trading day prior to the date of grant. Such Option shall vest and become exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant. The Option shall have a scheduled ten-year term.

     (ii) The Company shall grant to Employee on the Effective Date 10,000 restricted shares (the "Restricted Stock Grant") of the Company's Common Stock. All restrictions with respect to the Restricted Stock Grant shall lapse on the third anniversary of the Effective Date, provided that Employee remains in the employ of the Company through such date.

     (iii) Upon a Change in Control of the Company, all Company options and other Company equity compensation granted to Employee on or prior to August 2, 2001 shall vest immediately, and all options shall remain exercisable for one year following the Change in Control notwithstanding any subsequent termination of employment which otherwise would have provided for a shorter exercise period following termination of Employee's employment.

     (iv) Except as specifically set forth herein, each of the Option and the Restricted Stock Grant will be governed by the applicable plan under which each grant is made and the award agreement relating thereto.

     For purposes of this Agreement, a "Change in Control" of the Company shall mean the first to occur of any of the following events:

(A) The acquisition by any individual entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than USAi, Barry Diller, Liberty Media Corporation, Vivendi Universal S.A. and their respective affiliates (a "Person"), directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the
          --------  -------
          following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (C); or

(B) Individuals who, immediately following the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any
                                            --------  -------
          individual becoming a director subsequent to such date, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(C) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities, (2) no Person (excluding USAi, Barry Diller, Liberty Media Corporation, Vivendi Universal S.A. and their affiliates, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business

          Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(D) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(E) A "Change in Control" of USAi (as defined under USAi's 2000 Stock and Annual Incentive Plan, as amended from time to time); or

(F)       Occurrence of the events specified as a Change in Control under
          Section 1(c) of the Standard Terms and Conditions.

Notwithstanding paragraphs (A) through (E) above, in no event shall a Change in Control occur under paragraphs (A) through (E) above (i) if USAi (or Barry Diller) maintains a direct or indirect Controlling Interest in the Company or in an entity that maintains a Controlling Interest in the Company, or (ii) as a result of Liberty Media Corporation or Vivendi Universal S.A. obtaining a direct or indirect Controlling Interest in USAi (a "Liberty/Vivendi Event"). A "Controlling Interest" in an entity shall be defined as (A) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) more than 50% of the outstanding equity securities of the entity or (ii) equity securities representing more than 50% of the voting power of the outstanding equity securities of the entity or (B) voting control of more than 50% of the voting power of the entity

     (d)  BENEFITS. From the Effective Date through the date of termination of
          --------
Employee's employment with the Company for any reason, except as specifically provided herein, Employee shall be entitled to participate in welfare, health, life insurance, pension benefit and incentive plans, programs, policies, and practices as may be adopted from time to time by the Company on the same basis as that provided to similarly situated executives of the Company and USAi and its subsidiaries, provided that such participation shall not duplicate any of the compensation and benefits specifically provided herein. Without limiting the generality of the foregoing, Employee shall be entitled to the following benefits:

          (i)    Reimbursement for Business Expenses. During the Term, the
                 -----------------------------------
          Company shall reimburse Employee for all reasonable and necessary expenses incurred by Employee in performing Employee's duties for the Company, on the same basis as similarly situated executives of the Company and in accordance with the Company's policies as in effect from time to time.

          (ii)   Vacation. During the Term, Employee shall be entitled to a
                 --------
          number of weeks of paid vacation per year equal to those provided to similarly situated executives of USAi and its subsidiaries, in accordance with the plans, policies, programs and practices of the Company applicable to similarly situated executives of the Company generally.

4A.      NOTICES. All notices and other communications under this Agreement
         -------
shall be in writing and shall be given by first-class mail, certified or registered with return receipt requested or hand delivery acknowledged in writing by the recipient personally, and shall be deemed to have been duly given three days after mailing or immediately upon duly acknowledged hand delivery, as applicable, to the respective persons named below:

         If to USAi:          USA Networks, Inc.
                              152 West 57th Street
                              New York, New York 10019


                              Attention: General Counsel


                              With a copy to:
                              Wachtell, Lipton, Rosen & Katz
                              51 West 52nd Street
                              New York, New York 10019


                              Attention:  Michael S. Katzke, Esq.

         If to the Company:   Expedia, Inc.
                              13810 SE Eastgate Road
                              Suite 400
                              Bellevue, Washington 98052

                              Attention: General Counsel

                              With a copy to

                              Shearman & Sterling
                              555 California Street
                              20th Floor
                              San Francisco, CA 94104

                              Attention:  Peter D. Lyons, Esq.

         If to Employee:      At the most recent address of Employee
                              on record at the Company



Either party may change such party's address for notices by notice duly given pursuant hereto.

5A.      GOVERNING LAW; JURISDICTION.  This Agreement and the legal relations
         ---------------------------
thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined solely before an appropriate federal court in Delaware, or, if not maintainable therein, then in an appropriate Delaware state court. The parties acknowledge that such courts have jurisdiction to interpret and enforce the provisions of this Agreement, and the parties consent to, and waive any and all objections that they may have as to, personal jurisdiction and/or venue in such courts.

6A.   COUNTERPARTS. This Agreement may be executed in several counterparts, each
      ------------
of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Employee expressly understands and acknowledges that the Standard Terms and Conditions attached hereto are incorporated herein by reference, deemed a part of this Agreement and are binding and enforceable provisions of this Agreement. References to "this Agreement" or the use of the term "hereof" shall refer to this Agreement and the Standard Terms and Conditions attached hereto, taken as a whole.

7A.   TERMINATION OF PRIOR AGREEMENTS. Except as specifically provided otherwise
      -------------------------------
herein, this Agreement constitutes the entire agreement between the parties, and as of the Effective Date, terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter of this Agreement and, as of the date hereof, this Agreement shall replace and supercede the Term Sheet. Employee acknowledges and agrees that neither the Company nor anyone acting on its behalf has made, and is not making, and in executing this Agreement, the Employee has not relied upon, any representations, promises or inducements except to the extent the same is expressly set forth in this Agreement. Employee hereby represents and warrants that by entering into this Agreement, Employee will not rescind or otherwise breach any agreement or other legal obligation with any other person or entity.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Employee has executed and delivered this Agreement on February 7, 2002.


                                       EXPEDIA, INC.


                                       /s/ Kathleen K. Dellplain
                                       -----------------------------------------
                                       By:  Kathleen K. Dellplain
                                       Title: Senior Vice President, Human
                                              Resources


                                       GREGORY S. STANGER

                                       /s/ Gregory S. Stanger
                                       -----------------------------------------

                          STANDARD TERMS AND CONDITIONS
                          -----------------------------


1.    TERMINATION OF EMPLOYEE'S EMPLOYMENT.

      (a)   DEATH. In the event Employee's employment hereunder is terminated by
            -----
reason of Employee's death, the Company shall pay Employee's designated beneficiary or beneficiaries, within 30 days of Employee's death in a lump sum in cash, Employee's Base Salary from the date of Employee's death through the end of the month in which Employee's death occurs and any Accrued Obligations (as defined in paragraph 1(f) below). In addition, Employee's beneficiary or beneficiaries shall be entitled to amounts that are vested benefits or that Employee is otherwise entitled to receive under any plan of, or any other contract or agreement with, the Company at Employee's death in accordance with the terms of such plan, contract or agreement, as such terms may be amended from time to time, as such terms may be amended from time to time.

      (b)   DISABILITY. If, as a result of Employee's incapacity due to physical
            ----------
or mental illness ("Disability"), Employee shall have been absent from the full-time performance of Employee's duties with the Company for a period of four consecutive months and, within 30 days after written notice is provided to Employee by the Company (in accordance with Section 4A hereof), Employee shall not have returned to the full-time performance of Employee's duties, Employee's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Employee is absent from the full-time performance of Employee's duties with the Company due to Disability, the Company shall continue to pay Employee's Base Salary at the rate in effect at the commencement of such period of Disability, offset by any amounts payable to Employee under any disability insurance plan or policy provided by the Company. Upon termination of Employee's employment due to Disability, the Company shall pay Employee within 30 days of such termination
(i) Employee's Base Salary from the date of Employee's termination of employment due to Disability through the end of the month in which such termination of employment occurs in a lump sum in cash, offset by any amounts payable to Employee under any disability insurance plan or policy provided by the Company with respect to such month; and (ii) any Accrued Obligations (as defined in paragraph 1(f) below). In addition, Employee or Employee's beneficiary or beneficiaries shall be entitled to amounts that are vested benefits or that Employee is otherwise entitled to receive under any plan of, or any other contract or agreement with, the Company at Employee's termination of employment due to Disability in accordance with the terms of such plan, contract or agreement, as such terms may be amended from time to time, as such terms may be amended from time to time.

      (c)   TERMINATION FOR CAUSE; RESIGNATION BY EMPLOYEE WITHOUT GOOD REASON.
            ------------------------------------------------------------------
The Company may terminate Employee's employment under this Agreement for Cause at any time prior to the expiration of the Term, and Employee may resign without Good Reason under this Agreement at any time prior to the expiration of the Term. As used herein, "Cause" shall mean: (i) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by Employee; provided, however, that after indictment, the Company may suspend Employee from the rendition of services, but without limiting or modifying in any other way the Company's obligations under this Agreement; (ii) a material breach by Employee of a fiduciary duty owed to the Company; (iii) a material breach by Employee of any of the covenants made by Employee in Section 2 below; or (iv) the willful or gross neglect by Employee of the material duties required by this Agreement that, if curable, is not cured by Employee within 30 days after Employee is provided with written notice thereof. As used herein, "Good Reason" shall mean the occurrence of any of the following without Employee's written consent: (i) a material adverse change in Employee's title, duties or reporting responsibilities from those in effect on the Effective Date, (ii) a reduction in Employee's Annual Base Salary or target bonus percentage as in effect from time to time, except that a reduction in target bonus level percentage pursuant to an across-the-board reduction applicable to executives of the Company generally as set by the Company's Compensation Committee shall not constitute Good Reason under this Agreement, (iii) a relocation of Employee's principal place of business more than 25 miles from the Seattle, Washington metropolitan area, or (iv) (A) if a corporation that is a publicly-traded affiliate of USAi either (1) becomes the owner, whether directly or indirectly, of a majority of the combined voting power of the then Outstanding Company Voting Securities or (2) controls the ability to elect a majority of the directors of the Company (each, a "Controlling Affiliate Corporation"), the occurrence of such event shall constitute a Change in Control and Good Reason unless Employee is offered the position as Chief Financial Officer of the Controlling Affiliate Corporation or (B) if the Company ceases to be a publicly traded entity, the occurrence of such event shall constitute Good Reason, unless Employee is offered the position as Chief Financial Officer of the "Controlling Corporation" of the Company (i.e., the entity owning the highest percentage of
                             ----
the then Outstanding Company Voting Securities) and the Controlling Corporation is publicly-traded; provided, that this clause (iv) shall be inapplicable with respect to a merger, consolidation, recapitalization or other extraordinary business combination relating to the capital stock or assets of USAi; provided, further, that a Liberty/Vivendi Event shall not constitute Good Reason under this clause (iv). Notwithstanding the foregoing, the acquisition by USAi of additional shares of stock of the Company, including the acquisition of additional shares which would make the Company a wholly-owned and non-publicly traded subsidiary of USAi, shall not constitute a Change in Control or Good Reason or a breach under this Agreement, provided, that, if the Company becomes a wholly-owned and non-publicly traded subsidiary of USAi, (i) Employee shall remain as Chief Financial Officer of the Company or its successor and (ii) Employee's Company stock options shall vest or be converted into USAi stock options. In the event of Employee's termination for Cause or resignation without Good Reason, this Agreement shall terminate without further obligation by the Company, except for the payment of any Accrued Obligations (as defined in paragraph 1(f) below).

     (d)   TERMINATION BY THE COMPANY OTHER THAN FOR DEATH, DISABILITY OR CAUSE;
           ---------------------------------------------------------------------
RESIGNATION BY EMPLOYEE FOR GOOD REASON. The Company may terminate Employee's
---------------------------------------
employment under this Agreement without Cause at any time prior to the expiration of the Term , and Employee may resign for Good Reason under this Agreement at any time prior to the expiration of the Term. If Employee's employment is terminated by the Company for any reason other than Employee's death or Disability or for Cause, or if Employee resigns for Good Reason, then, subject to the provisions of Section 1(e) below: (i) the Company shall pay Employee the Base Salary from the date of termination of Employee's employment through the end of the scheduled Term (the "Severance Period") pursuant to the Company's normal payroll practices; and (ii) the Company shall pay Employee within 30 days of the date of such termination in a lump sum in cash any Accrued Obligations (as defined in Section 1(f) below). In addition, Employee shall automatically and immediately vest in all of his then-outstanding options and other equity-based compensation awards granted on or prior to August 2, 2001, and such options shall remain exercisable for one year following Employee's date of termination of employment. The payment to Employee of the severance benefits described in this Section 1(d) shall be subject to Employee's execution and non-revocation of a general release of the Company and its affiliates in a form substantially similar to that used for similarly situated executives of the Company and its subsidiaries, a copy of the form of which is attached as Exhibit A.

     (e)   MITIGATION; OFFSET. In the event of termination of Employee's
           ------------------
employment prior to the end of the Term, in no event shall Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable under this Section 1. If Employee obtains other employment during the Severance Period, the amount of any payment or benefit provided for under this Section 1 which has been paid to Employee shall be refunded to the Company by Employee in an amount equal to any compensation earned by Employee as a result of employment with or services provided to another employer during the Severance Period, and all future amounts payable by the Company to Employee during the Severance Period shall be offset by the amount earned by Employee from another employer. Anything to the contrary notwithstanding and for the sake of clarity, in no event shall Employee be compelled to disgorge any accelerated vesting of equity-based securities that occurs upon his termination of employment without Cause (other than for death or Disability) or his resignation for Good Reason, unless with respect to future grants such a disgorgement provision is applicable to similarly situated executives of USAi and its subsidiaries. For purposes of this Section 1(e), Employee shall have an obligation to inform promptly the Company regarding Employee's employment status during the Severance Period.

     (f)   ACCRUED OBLIGATIONS. As used in this Agreement, "Accrued Obligations"
           -------------------
shall mean the sum of (i) any portion of Employee's accrued but unpaid Base Salary through the date of death or termination of employment for any reason, as the case may be; and (ii) any compensation previously earned but deferred by Employee (together with any interest or earnings thereon) that has not yet been paid.

2. CONFIDENTIAL INFORMATION; NON-SOLICITATION; AND PROPRIETARY RIGHTS.
   ------------------------------------------------------------------

     (a)   CONFIDENTIALITY. Employee acknowledges that, while employed by the
           ---------------
Company, Employee will occupy a position of trust and confidence. Employee shall not, except as may be required to perform Employee's duties hereunder or as required by applicable law, disclose to others, use, copy, transmit, reproduce, summarize, quote or make commercial, whether directly or indirectly, any Confidential Information regarding the Company or any of its subsidiaries or affiliates. Employee will also take reasonable steps to safeguard such Confidential Information and prevent its loss, theft, or inadvertent disclosure to third persons. This Section 2 shall apply to Confidential Information acquired by Employee whether prior or subsequent to the execution of this Agreement. "Confidential Information" shall mean information about the Company or any of its subsidiaries or affiliates, and their clients and customers that is not disclosed by the Company or any of its subsidiaries or affiliates for financial reporting purposes and that was learned by Employee in the course of employment by the Company or any of its subsidiaries or affiliates, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. Employee acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company and its subsidiaries or affiliates, and that such information gives the Company and its subsidiaries or affiliates a competitive advantage. Employee agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of Employee's employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company and its subsidiaries or affiliates or prepared by Employee in the course of Employee's employment by the Company and its subsidiaries or affiliates. As used in this Agreement, "affiliates" shall mean any company controlled by, controlling or under common control with the Company.

          (b)  NON-COMPETITION. During the Term and for a period of 24 months
               ---------------
beyond Employee's date of termination of employment for any reason (the "Restricted Period"), Employee shall not, directly or indirectly, engage in or become associated with a Competitive Activity. For purposes of this Section 2(b): (i) a "Competitive Activity" means any business or other endeavor, in any county of any state of the United States or a comparable jurisdiction in Canada or any other country, of a kind being conducted by the Company or any of its subsidiaries or affiliates in such jurisdiction as of the Effective Date or at any time thereafter; and (ii) Employee shall be considered to have become "associated with a Competitive Activity" if Employee becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity. Notwithstanding the foregoing, Employee may make and retain investments during the Restricted Period, for investment purposes only, in less than five percent (5%) of the outstanding capital stock of any publicly-traded corporation engaged in a Competitive Activity if stock of such corporation is either listed on a national stock exchange or on the NASDAQ National Market System if Employee is not otherwise affiliated with such corporation.

          (c)  NON-SOLICITATION OF EMPLOYEES. During the Restricted Period,
               -----------------------------
Employee shall not, without the prior written consent of the Company, directly or indirectly, recruit or solicit the employment or services of (whether as an employee, officer, director, agent, consultant or independent contractor), any employee, officer, director, agent, consultant or independent contractor of the Company or any of its subsidiaries or affiliates (except for employment or hiring by the Company or any of its subsidiaries or affiliates); provided, however that a general solicitation of the public for employment shall not constitute a solicitation hereunder so long as such general solicitation is not designed to target, or does not have the effect of targeting, any employee, officer, director, agent, consultant or independent contractor of the Company or any of its subsidiaries or affiliates.

          (d)  NON-SOLICITATION OF CUSTOMERS. During the Restricted Period,
               -----------------------------
Employee shall not, without the prior written consent of the Company, directly or indirectly, solicit Business of, attempt to do Business with, do Business with any Customers of the Company or any of its subsidiaries or affiliates, or encourage (regardless of who initiates the contact) any such Customers to use the services of any competitor of the Company or any of its subsidiaries or affiliates. For purposes of this Section, (i) "Business" means any business or other endeavor of a kind being conducted by the Company or any of its subsidiaries or affiliates as of the Effective Date or at any time during the Restricted Period and (ii) "Customer" means an individual or entity with whom the Company has done Business during, or within the 18 months preceding, the Restricted Period.

          (e)  PROPRIETARY RIGHTS; ASSIGNMENT. All Employee Developments
               ------------------------------
shall be made for hire by Employee for the Company or any of its subsidiaries or affiliates. "Employee Developments" means any idea, discovery, invention, design, method, technique, improvement, enhancement, development, computer program, machine, algorithm or other work or authorship that (i) relates to the business or operations of the Company or any of its subsidiaries or affiliates, or (ii) results from or is suggested by any undertaking assigned to the Employee or work performed by the Employee for or on behalf of the Company or any of its subsidiaries or affiliates, whether created alone or with others, during or after working hours. All Confidential Information and all Employee Developments shall remain the sole property of the Company or any of its subsidiaries or affiliates. The Employee shall acquire no proprietary interest in any Confidential Information or Employee Developments developed or acquired during the Term. To the extent the Employee may, by operation of law or otherwise, acquire any right, title or interest in or to any Confidential Information or Employee Development, the Employee hereby assigns to the Company all such proprietary rights. The Employee shall, both during and after the Term, upon the Company's request, promptly execute and deliver to the Company all such assignments, certificates and instruments, and shall promptly perform such other acts, as the Company may from time to time in its discretion deem necessary or desirable to evidence, establish, maintain, perfect, enforce or defend the Company's rights in Confidential Information and Employee Developments.

          (f)  COMPLIANCE WITH POLICIES AND PROCEDURES. During the Term,
               ---------------------------------------
Employee shall adhere to the policies and standards of professionalism set forth in the Company's Policies and Procedures as they may exist from time to time.

          (g)  REMEDIES FOR BREACH. Employee expressly agrees and understands
               -------------------
that Employee will notify the Company in writing of any alleged breach of this Agreement by the Company, and the Company will have 30 days from receipt of Employee's notice to cure any such breach.

          Employee expressly agrees and understands that the remedy at law for any breach by Employee of this Section 2 will be inadequate and that damages flowing from such breach are not usually susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon Employee's violation of any provision of this Section 2, in addition to any remedy of law available to the Company, the Company shall be entitled to obtain from any court of competent jurisdiction immediate injunctive relief and obtain a temporary order restraining any threatened or further breach as well as an equitable accounting of all profits or benefits arising out of such violation. Nothing in this Section 2 shall be deemed to limit the Company's remedies at law or in equity for any breach by Employee of any of the provisions of this Section 2, which may be pursued by or available to the Company.

          The Company expressly agrees and understands that the Company will notify Employee in writing of any alleged breach of this Agreement by Employee, and Employee will have 30 days from receipt of the Company's notice to cure any such breach, if such breach is curable.

          (h)  SURVIVAL OF PROVISIONS. The obligations contained in this
               ----------------------
Section 2 shall, to the extent provided in this Section 2, survive the termination or expiration of Employee's employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 2 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

3.        TERMINATION OF PRIOR AGREEMENTS. Except as specifically provided
          -------------------------------
otherwise herein, this Agreement constitutes the entire agreement between the parties, and as of the Effective Date, terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter of this Agreement and, as of the date hereof, this Agreement shall replace and supercede the Term Sheet. Employee acknowledges and agrees that neither the Company nor anyone acting on its behalf has made, and is not making, and in executing this Agreement, the Employee has not relied upon, any representations, promises or inducements except to the extent the same is expressly set forth in this Agreement. Employee hereby represents and warrants that by entering into this Agreement, Employee will not rescind or otherwise breach any agreement or other legal obligation with any other person or entity.

4.        ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature
          ----------------------
and none of the parties hereto shall, without the consent of the others, assign or transfer this Agreement or any rights or obligations hereunder; provided that the Company may assign this Agreement to any of its affiliates; provided further that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder, and all references herein to the "Company" shall refer to such successor.

5.        WITHHOLDING. The Company shall make such deductions and withhold such
          -----------
amounts from each payment and benefit made or provided to Employee hereunder, as may be required from time to time by applicable law, governmental regulation or order.

6.        HEADING REFERENCES. Section headings in this Agreement are included
          ------------------
herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. References to "this Agreement" or the use of the term "hereof" shall refer to these

Standard Terms and Conditions and the Employment Agreement attached hereto, taken as a whole.

7.     WAIVER; MODIFICATION. Failure to insist upon strict compliance with
       --------------------
any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

8.     SEVERABILITY. In the event that a court of competent jurisdiction
       ------------
determines that any portion of this Agreement is in violation of any law or public policy, only the portions of this Agreement that violate such law or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

9.     INDEMNIFICATION. The Company shall indemnify and hold Employee
       ---------------
harmless for acts and omissions in Employee's capacity as an officer, director or employee of the Company to the maximum extent permitted under applicable law, and shall provide Employee with directors' and officers' insurance to the extent provided to executive officers of the Company; provided, however, that neither the Company, nor any of its subsidiaries or affiliates shall indemnify Employee for any losses incurred by Employee as a result of acts described in Section 1(c) of this Agreement.

10.    COUNTERPARTS. This Agreement may be executed in several counterparts,
       ------------
each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Employee expressly understands and acknowledges that the Agreement to which these Standard Terms and Conditions are attached is incorporated herein by reference, deemed a part of these Standard Terms and Conditions and is a binding and enforceable part of these Standard Terms and Conditions. References to "Standard Terms and Conditions" or the use of the term "hereof" shall refer to the Standard Terms and Conditions and the Agreement to which these Standard Terms and Conditions are attached, taken as a whole.

       IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Employee has executed and delivered this Agreement on February 7, 2002.

                                             EXPEDIA, INC.


                                             /s/ Kathleen K. Dellplain
                                             ________________________________
                                             By: Kathleen K. Dellplain
                                             Title: Senior Vice President, Human
                                                    Resources

                                             GREGORY S. STANGER

                                             /s/ Gregory S. Stanger
                                             ________________________________

                                    EXHIBIT A

                            FORM OF RELEASE AGREEMENT

      This Release Agreement ("Release") is entered into as of this ______ day of ________, 200_, hereinafter "Execution Date", by and between Gregory S. Stanger (hereinafter "Employee"), and Expedia, Inc., its successors and assigns (hereinafter, the Company"). The Employee and the Company are sometimes collectively referred to as the "Parties".

      1. The Employee's employment with the Company is terminated effective [Month, Day, Year] (hereinafter "Termination Date"). The Parties have agreed to avoid and resolve any alleged existing or potential disagreements between them arising out of or connected with the Employee's employment with the Company including the termination thereof. The Company expressly disclaims any wrongdoing or any liability to the Employee.

      2. The Company agrees to provide the Employee the severance benefits provided for in his/her Employment Agreement with the Company, dated as of February 7, 2002, after he/she executes this Release [FOR 40+ and does not revoke it as permitted in
              Section 9 below, the expiration of such revocation period being the "Effective Date")].

     3. Employee represents that he/she has not filed, and will not file, any complaints, lawsuits, administrative complaints or charges relating to her employment with, or resignation from, the Company [; provided, however, that nothing contained in this Section 3 shall prohibit you from bringing a claim to challenge the validity of the ADEA Release in Section 9 herein]. Employee agrees to release the Company, its subsidiaries, affiliates, their respective Boards of Directors, officers, employees, agents, representatives and assigns (collectively, the "Released Parties"), from any and all claims, charges, complaints, causes of action or demands of whatever kind or nature that Employee now has or has ever had against the Released Parties, whether known or unknown, arising from or relating to Employee's employment with or discharge from the Company, including but not limited to: wrongful or tortious termination; constructive discharge; implied or express employment contracts and/or estoppel; discrimination and/or retaliation under any federal, state or local statute or regulation, specifically including any claims Employee may have under the Fair Labor Standards Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964 as amended, and the Family and Medical Leave Act; the discrimination or other employment laws of the State of Washington; any claims brought under any federal or state statute or regulation for non-payment of wages or other compensation, including stock grants or stock options; and libel, slander, or breach of contract other than the breach of this Release. This Release specifically excludes claims, charges, complaints, causes of action or demand that post-date the Termination Date [or the Effective Date, whichever is later,] and that are based on factual allegations that do not arise from or relate to Employee's present employment with or resignation from the Company.

       4. Employee agrees to keep the fact that this Release exists and the terms of this Release in strict confidence except to his/her immediate family and his/her financial and legal advisors on a need-to-know basis.

       5. Employee acknowledges and affirms that he/she has previously executed an Employment Agreement (attached) dated February 7, 2002, and that the terms and conditions of such agreement that survive the employment relationship are not affected by this Release. Employee represents that he/she has returned all property belonging to the Company.

       6. Employee warrants that no promise or inducement has been offered for this Release other than as set forth herein and that this Release is executed without reliance upon any other promises or representations, oral or written. Any modification of this Release must be made in writing and be signed by Employee and the Company.

       7. Employee will direct all employment verification inquires to [HR Rep]. In response to inquiries regarding Employee's employment with the Company, the Company by and through its speaking agent(s) agrees to provide only the following information: Employee's date of hire, the date her employment ended and rates of pay.

       8. If any provision of this Release or compliance by Employee or the Company with any provision of the Release constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, said provision, to the extent that it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of this Release, which provisions will remain binding on both Employee and the Company. This Release is governed by, and construed and interpreted in accordance with the laws of the State of Washington, without regard to principles of conflicts of law. Employee consents to venue and personal jurisdiction in the State of Washington for disputes arising under this Release. This Release represents the entire understanding with the Parties with respect to subject matter herein, no oral representations have been made or relied upon by the Parties.

       9. [FOR EMPLOYEES OVER 40 ONLY -- In further recognition of the above, Employee hereby releases and discharges the Released Parties from any and all claims, actions and causes of action that he/she may have against the Released Parties, as of the date of the execution of this Release, arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), and the applicable rules and regulations promulgated thereunder. The Employee acknowledges and understands that ADEA is a federal statute that prohibits discrimination on the basis of age in employment, benefits and benefit plans.

              Employee specifically agrees and acknowledges that: (A) the release in this Section 9 was granted in exchange for the receipt of consideration that exceeds the amount to which he/she would otherwise be entitled to receive upon termination of his/her employment; (B) his/her waiver of rights under this Release is knowing and voluntary as required under the Older Workers Benefit Protection Act; (B) that he/she has read and understands the terms of this Release; (C) he/she has hereby been advised in writing by the Company to consult with an attorney prior to executing this Release; (D) the Company has given him/her a period of up to twenty-one (21) days within which to consider this Release, which period shall be waived by the Employee's voluntary execution prior to the expiration of the twenty-one day period; and (E) following his/her execution of this Release he/she has seven (7) days in which to revoke his/her release as set forth in this Section 9 only and that, if he/she chooses not to so revoke, the Release in this Section 9 shall then become effective and enforceable and the payment listed above shall then be made to his/her in accordance with the terms of this Release. To cancel this Release, Employee understands that he/she must give a written revocation to the General Counsel of the Company at 13810 SE Eastgate Way, Suite 400, Bellevue, Washington 98005, either by hand delivery or certified mail within the seven-day period. If he/she rescinds the Release, it will not become effective or enforceable and he/she will not be entitled to any benefits from the Company.]

       10. EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE/SHE HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS RELEASE, THAT HE/SHE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS/HER CHOICE, AND THAT HE/SHE SIGNS THIS RELEASE WITH THE INTENT OF RELEASING EXPEDIA AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM ANY AND ALL CLAIMS.

ACCEPTED AND AGREED TO:


__________________________________           ________________________________
Expedia, Inc.                                Gregory S. Stanger

Dated:____________________________           Dated:__________________________